UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Towers Crescent Drive Suite 1100 Vienna, Virginia	22182
(Address of principal executive offices)	(Zip code)

(202) 301-5127

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SPIR	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPIR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Officer

Spire Global, Inc.’s (the “Company”) Vice President and General Manager, Federal, Keith Johnson, is leaving the Company effective December 31, 2021 (the “Departure Date”). Pursuant to Mr. Johnson’s employment offer letter, subject to certain conditions therein, he has the right to receive an amount of cash equal to six months of his current annual base salary payable in 12 equal monthly installments following the Departure Date with the first installment payable by the last day of the first full month following the Departure Date and each subsequent installment payable by the last day of the next month. In the event of a breach by Mr. Johnson of any of his continuing obligations under his employment agreement or proprietary information and inventions agreement, the Company’s obligations regarding the foregoing payments will cease.

Theresa Condor, the Company’s Chief Operating Officer, is assuming the responsibilities of the General Manager, Federal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 4, 2021

SPIRE GLOBAL, INC.

By:	/s/ Peter Platzer
Name:	Peter Platzer
Title:	Chief Executive Officer